AMENDMENT TO LEASE

THIS AGREEMENT made as of the 7th day of September, 2000.

BETWEEN:

CAPITAL RESERVE CORPORATION, a body corporate having a business office at the City of Calgary, in the Province of Alberta
(hereinafter called the "Landlord")

OF THE FIRST PART

- and -

CAPITAL RESERVE CANADA LIMITED, a body corporate having an office at the City of Calgary in the Province of Alberta
(hereinafter called the "Tenant")

OF THE SECOND PART

WHEREAS by a Lease Agreement DATED August, 2000 (hereinafter called the "Lease"), the Landlord did lease unto the Tenant those premises as described therein (hereinafter called the "Demised Premises");

AND WHEREAS the building in which the Leased Premises form a part was re-surveyed in August, 2000 resulting in a change in the Gross Rentable Area of the building and the Demised Premises;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and conditions contained herein and the sum of One ($1.00) Dollar paid by the Tenant to the Landlord, the sufficiency of which is hereby mutually agreed, the parties hereto covenant each with the other to amend the Lease as follows:

  The Lease is hereby amended by deleting the words "Two Thousand Seven Hundred and Eighty Four Point Two (2,784.2)" on the last two (2) lines of the first (1st) paragraph of clause one (1) of the Lease and substituting "Two Thousand Eight Hundred and Twenty One Point Seven (2,821.7)" in its' place.
  The Lease is hereby amended by deleting the first (1st) two (2) paragraphs of clause Four (4) (a) of the Lease and substituting the following in its' place:

- YIELDING AND PAYING therefor unto the Lessor in lawful money for each and every year during the term hereof without deduction, set-off or abatement, basic annual rental of Thirty Three Thousand Eight Hundred and Sixty Dollars and Forty Cents ($33,860.40). It is understood and agreed that the basic annual rental set forth above is based on the rate of Twelve ($12.00) Dollars per square foot per annum.

- On the first (1st) day of each month during the term hereof, the Lessee will pay to the Lessor in advance the Basic monthly rent of Two Thousand Eight Hundred and Twenty One Dollars and Seventy Cents ($2,821.70), the first payment of such Basic monthly rent to be due and payable upon the commencement date.

The amendment to the Lease as above written shall take effect as of the first (1st) day of September, 2000.

Save and except as amended hereby, the Lease remains in full force and effect and is binding upon the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement by their proper Officers duly authorized in that regard all as of the day and year first above written.

CAPITAL RESERVE CORPORATION
(Landlord)

Per: /s/ W. Scott Lawler

Per: ________________

CAPITAL RESERVE CANADA LIMITED
(Tenant)

Per: /s/ James F. Marsh

Per: ________________